PROSPECTUS

CYTTA CORP.

6,000,000 Shares of Common Stock at $.02 per share

Before this offering, there has been no public market for the common stock. Assuming we raise the minimum amount in this offering, we will attempt to have the shares quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc. There is no assurance that the shares will ever be quoted on the Bulletin Board. To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock. As of the date of this prospectus we have not made any arrangement with any market makers to quote our shares.

We are offering up to a total of 6,000,000 shares of common stock on a self-underwritten basis, 3,000,000 shares minimum, 6,000,000 shares maximum. The offering price is $0.02 per share. In the event that 3,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 3,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If at least 3,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retrieved by us and there will be no refund.

There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.

Our common stock will be sold on our behalf by our officers and directors. Our officers and directors will not receive any commissions or proceeds from the offering for selling the shares on our behalf.

Cytta Corp. is a development stage, start-up, company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

	Offering	Total	Underwriting	Proceeds
	Price	Amount of	Commissions	to Us
	Per Share	Offering

Common Stock	$.02	$120,000	$0	$120,000

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 10, 2007

CYTTA CORP.

710 West 16th Avenue

Vancouver, British Columbia, Canada, V5Z 1S7

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," and "our" are to Cytta Corp.

General Information about Our Company

Cytta Corp. was incorporated in the State of Nevada on May 30, 2006. We were formed as a web based service provider in which general contractors in local areas can market their services and users of their services can search for contractors in their area and post remarks regarding timeliness, quality, and any other positive or negative feedback regarding their experience or quality of craftsmanship with that particular contractor. We are a development stage company and have not yet commenced operations or generated any revenues. We have been issued a "substantial doubt" going concern opinion from our auditors and our only asset is our cash in the bank, consisting of $19,993 in cash generated from the issuance of shares to our founders, less operating expenses.

Cytta's principal place of business and corporate offices are located at 710 West 16th Avenue, Vancouver, British Columbia, Canada, V5Z 1S7, our telephone number (604) 760-4440 and our registered agent for service of process is Laughlin International, 2533 North Carson Street, Carson City, Nevada 89706. Our fiscal year end is September 30.

The Offering

Following is a brief summary of this offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Securities Being Offered	6,000,000 Shares of common stock, par value $.001.
Offering Price per Share	$.02
Offering Period	The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days. In the event we do not sell the minimum number of the shares (3,000,000) before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds to Our Company	$120,000
Use of Proceeds	We intend to use the proceeds to pay for the expansion of our business operations.
Number of Shares Outstanding Before the Offering:	3,000,000
Number of Shares Outstanding After the Offering:	9,000,000

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering. If all the shares in this offering are sold, our executive officers and directors will own 33% of our common stock.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. In addition to the other information regarding our company contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH CYTTA CORP.:

1. Because our auditors have issued a going concern opinion there is substantial uncertainty we will continue operations, in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your investment.

2. We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on May 30, 2006, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is ($3,032) of which $1,650 is for legal fees and audit fees in connection with this offering. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of this offering
*	our ability to attract customers who will buy our products and services
*	our ability to generate revenues through the sale of our products and services

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. We have no clients, customers or suppliers and we cannot guarantee we will ever have any. Even if we obtain clients, customers and suppliers, there is no assurance that we will make a profit.

We have no clients, customers or suppliers. We have not identified any clients, customers or suppliers and we cannot guarantee we ever will have any. Even if we obtain clients, customers and suppliers for our services, there is no guarantee that our suppliers will supply us products, or that our clients and customers will use our website to buy our products or services. If we are unable to attract enough suppliers to offer their products for sale or enough customers to buy the products from our website to operate profitably we will have to suspend or cease operations.

4. We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $60,000 is raised, this amount will enable us, after paying the expenses of this offering, to initiate our operations. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

5. Because we are small and do not have much capital, we must limit marketing our services to potential customers. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit marketing our website to potential customers and suppliers. The sale of services via our website is how we will generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products and services in order to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

6. NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

7. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

8. Because Mr. Rutherford has other outside business activities, he will only be able to dedicate a limited amount of his time to Cytta's operations. This could result in periodic interruptions or suspensions of the business plan.

Because our company president Mr. Rutherford has other outside business interests, he will only be able to devote a limited amount of his time to our operations. Cytta Corp. operations may occur at times which are inconvenient to Mr. Rutherford, which could result in the development of our plan being periodically interrupted or suspended.

9. Because Cytta's Operations and Assets are concentrated in Canada and not in the United States, we are subject to the risks associated with currency fluctuations.

Cytta will be subject to fluctuations in the exchange rates between the U.S. dollar and the Canadian dollar. The funds being raised for this prospectus are in U.S. dollars and will be placed in a U.S. dollar account. However, any fluctuation in currency value between the U.S. dollar and Canadian dollar could cause an increase in overall expenses that would exceed the achievable revenues. If that were the case, Cytta would have to cease or suspend operations.

10. If our officers and directors resign or die without having found replacements, our operations will be suspended or cease altogether. Should that occur, you could lose your investment.

We have 2 officers and 2 directors and we are entirely dependant upon them in order to conduct our operations. If they should resign or die, there will be no one to run Cytta, and the company has no Key Man insurance. If such an event were to take place and we were unable to find other persons to run us, our operations would be suspended or cease entirely, and this would result in the loss of your investment.

11. Our business plan requires us to hire an independent computer programmer to design our website. If we hire a programmer who fails to design the website on schedule or within budget, we may have to cease operations and you could lose your investment.

Because no one on our management is trained in programming, we will have to hire a Computer programmer to develop our website. So, it is vital that we hire an experienced programmer with a proven track record.

12. The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 15.

13. We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to their friends, relatives, acquaintances and business associates. However, there is no guarantee that they will be able to sell any of the shares. In the event the minimum number of shares are not sold before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

14.  Because there is no public trading market for our common stock, you may not be able to resell or liquidate your investment.

There is currently no public trading market for our common stock. There is no central place, stock exchange, or electronic trading system that would enable you to resell your shares.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Cytta or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

15. You will incur immediate and substantial dilution of the price you pay for your shares.

One of our existing stockholders acquired a portion of his shares at a cost less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate dilution of the net tangible book value of those shares from the $.02 you pay for them. Upon completion of the maximum offering, the net tangible book value of your shares will be $.016 per share, $.004 less than what you paid for them.

16. Because there is no escrow, trust or similar account, your subscription could be seized by creditors. If that happens, you could lose your investment.

There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate savings account in our name. As such, if for any reason we are sued and a judgment is decided against us, your subscription could be seized as part of a garnishment proceeding and result in the loss of your investment.

18. We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $7,500 cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

USE OF PROCEEDS

Cytta Corp. intends to raise $120,000 from the sale of 6,000,000 shares of common stock at $.02 cents per share. This offering has a maximum amount of $120,000 and a minimum of $60,000. Cytta will return any stock sales proceeds to investors if the minimum amount is not raised.

Cytta has raised a total of $25,000 from the sale of restricted stock to Officers, Directors and affiliates which is not going to be registered in this offering. The costs associated with this offering will be completely covered with cash that the company currently has on hand.

The following table details the use of proceeds for this offering. None of the expenditures itemized are listed in any particular order of priority or importance. Since no offering expenses will be paid from these proceeds, and assuming that 100% of the offering is sold for a total of $120,000, the gross aggregate proceeds will be allocated as follows:

Expenditure Item	Amount
Computer Servers	15,000
Web Development	15,000
Advertising & Promotional Materials	70,000
Professional Fees	15,000
Office and Miscellaneous Expenses	10,000
Total	$120,000

The above expenditures are defined as follows:

Computer Servers: This item refers to the amount of money that we will spend on the actual purchase of three computer servers including set-up.

Website Development: This item refers to the fees that will be paid to the software developer to develop the website and all the functionality necessary for our customers to have the ability to make comments about their experience with said tradesperson.

Advertising and Promotion: This item refers to the cost of advertising our services using trade magazines, purchasing online ads visited by contractors and source other industry related websites and approach them to engage in co-marketing agreements.

Professional Fees: This item refers to all legal services and accounting fees that will be incurred by the company.

Office and Miscellaneous Expenses: These are the costs of operating our offices including telephone services, mail, stationary, accounting, acquisition of office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

There is no assurance that we will be able to raise the entire $120,000 with this offering. The following chart details how we will use the proceeds if we raise only 50% of this offering:

Expenditure Item	50%
Computer Servers	5,000
Website Development	15,000
Advertising and Promotion	20,000
Professional Fees	15,000
Office and Miscellaneous Expenses	5,000
Total	$60,000

If less than 50% of this offering is sold, Cytta will allocate the funds they receive, if any, in order of priority:

First, legal and accounting expenses are of primary importance because the Company would be unable to continue operations if it were unable to report its financial statements, which requires a regular and independent audit and review by a public accountant and legal advisors.

Second, after professional expenses, any balance remaining from the allocation of these funds would be applied towards the operational expenses such as offices and communications before any money could be spent on the development of the business, such as purchasing computer servers, developing the website, and on advertising and promotion.

Therefore, if less than 50% of this offering is sold, Cytta would be required to find other sources of financing since the company would not have sufficient funds to continue as a business. In addition, all funds raised under 50% would be returned to the shareholders.

If only 50% of this offering is sold, Cytta estimates that this would provide sufficient capital to commence with operation and development of the business plan, but would only be able to purchase one computer server and spend only $20,000 on advertising and marketing. Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business. Should we be unable to generate sufficient revenues to sustain out business we will have to find other sources of financing.

No proceeds from this offering will be paid to the officers or directors.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2006, the net tangible book value of our shares of common stock was approximately $21,968 or approximately $0.007 per share based upon 3,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 9,000,000 shares to be outstanding will be $141,968 or approximately $0.016 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.004 per share without any additional investment on their part.

After completion of this offering, if 6,000,000 shares are sold, you will own 67% of the total number of shares then outstanding for which you will have made a cash investment of $120,000 or $0.02 per share. Our existing stockholders will own 33% of the total number of shares then outstanding, for which they have made contributions of cash totaling $25,000 or $0.008 per share.

If 50% of the Shares Are Sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be approximately $81,968 or approximately $0.014 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.007 per share without any additional investment on their part.

After completion of this offering, if 3,000,000 shares are sold, you will own approximately 50.00% of the total number of shares then outstanding for which you will have made a cash investment of $60,000 or $0.02 per share. Our existing stockholders will own approximately 50.00% of the total number of shares then outstanding, for which they have made contributions of cash totaling $25,000 or approximately $0.008 per share.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.009
Net tangible book value per share before offering	$0.007
Potential gain to existing shareholders	$0.002
Net tangible book value per share after offering	$0.016

Increase to present stockholders in net tangible book value per share
after offering	$0.009
Capital contributions	$25,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of the maximum
number of shares sold	9,000,000
Percentage of ownership after offering	33.00%

Purchasers of Shares in this Offering if all Shares Sold:

Price per share	$0.02
Dilution per share	$0.004
Capital contributions	$120,000
Number of shares after offering held by public investors	6,000,000
Percentage of capital contributions by existing shareholders	17.24%
Percentage of capital contributions by new investors	82.76%
Percentage of ownership after offering	67.00%

Purchasers of Shares in this Offering if the minimum number of Shares Sold:

Price per share	$0.02
Dilution per share	$0.006
Capital contributions	$85,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholders	29.41%
Percentage of capital contributions by new investors	70.59%
Percentage of ownership after offering	50.00%

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2006, the net tangible book value of our shares was $21,968 or approximately $.007 per share, based upon 3,000,000 shares outstanding.

PLAN OF DISTRIBUTION

There is currently no market for any of our shares and we can provide no assurance that the shares offered will have a market value or that they can be resold at the offering price. We can also provide no assurance when an active secondary market might develop, or that a public market for our securities may be sustained even if it is developed.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. We do not know how long this process will take and we cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Cytta Corp. nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Shares will be sold at the fixed price of $.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This is a min/max offering and, as such, we will not be able to spend any of the proceeds unless and until the minimum number of shares are sold and the proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the minimum amount of $60,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the minimum number of shares (3,000,000) are not sold prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds, to us. All checks for subscriptions should be made payable to Cytta Corp.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Chad Rutherford	36	President, CEO, CFO, Treasurer and
710 West 16th Avenue		Director
Vancouver, BC, Canada, V5Z 1S7		.

Brad Prystupa	38	Secretary and Director
19 - 2100 Boucherie Road		.
Westbank, BC, Canada, V4T 2X1		.
.

Chad Rutherford has held the positions of president, CEO, and treasurer since inception of our Company and was secretary from inception until September 29, 2006. Brad Prystupa has held the position of secretary since September 29, 2006. The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and directors are our only officers, directors, promoters and control persons.

Background Information about Our Officers and Directors

Chad Rutherford

From April 2001, Mr. Rutherford has been President of Gotta Guy Holdings, Vancouver, British Columbia. Gotta Guy Holdings is in the business of permanent personnel recruitment and is engaged as an independent contractor to SearchWest Inc, Vancouver, British Columbia.  Mr. Rutherford, in his duties to SearchWest Inc., is responsible for business development and the recruiting and hiring of professionals in the sales and marketing industry as well as the construction project management industry. Within Mr. Rutherford's duties to Gotta Guy Holdings he is responsible for accounting, finance and budgeting, as well as payroll.  Prior to Gotta Guy Holdings Mr. Rutherford worked as a sales representative for BioMedica Laboratories Inc. in 2001.  In 2000 Mr. Rutherford worked for Vincor International as a sales representative and from 1996 to 1999 he was employed as a sales representative for Molson Canada.  Previous to that time Mr. Rutherford was a sole proprietor operating a landscaping and renovation company in the greater Victoria region.

Brad Prystupa

Since January 1, 2005 Brad has been the Territory Manger for Serta Mattress Company (Western Sleep Products). His responsibilities have been sales and marketing for the Okanagan/Interior area of BC for one the largest mattress manufactures in the world. Before then he has held Sales and Marketing positions in the Liquor/Beverage Industry on Vancouver Island.

Brad also was the co-owner and operator of Sun Dogs Trading Company; which was a corporate apparel company. Brad's responsibilities for Sun Dogs were Sales & Marketing, accounting and purchasing for the company. Prior to this Brad was also involved with the Keg restaurant from 1982-1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

	No. of	No. of	Percentage	.
Name and Address	Shares	Shares	of Ownership	.
Beneficial	Before	After	Before	After
Owner	Offering	Offering	Offering	Offering

Chad Rutherford	2,000,000	2,000,000	67%	22%
710 West 16th Avenue				.
Vancouver, BC				.
Canada V6E 4H1				.

Brad Prystupa	1,000,000	1,000,000	33%	11%
19 - 2100 Boucherie Road				.
Westbank, BC				.
Canada, V4T 2X1				.

Future Sales by Existing Stockholders

A total of 3,000,000 shares have been issued to the existing stockholders based on an exeption from registration under Section 4(2) of the Act. All of shares issued under this exemption are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our current shareholders do not have any existing plans to sell their shares at any time after this offering is complete.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available when, and if, declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own 50% of our outstanding shares and the purchasers in this offering will own 50%.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended September 30, 2006 included in this prospectus have been audited by Moore & Associates, Chartered Accountants and Advisors, 2675 S. Jones Blvd., Suite 109, Las Vegas, Nevada, 89146. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Parsons Law Firm, 2070 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Cytta, Corp. was incorporated in Nevada on May 30, 2006, to engage in the business of offering an online service where tradespeople can advertise their services and in turn their customers can post their experience with that tradesperson. At that time, Chad Rutherford was appointed as President, Treasurer, Secretary, Principal Executive Officer and the Board of Directors voted to seek capital and begin development of our business plan. Brad Prystupa was appointed Secretary on September 29, 2006 We received our initial funding of $25,000 through the sale of common stock to Mr. Chad Rutherford (1,000,000 shares at $.005 on June 30, 2006 and 1,000,000 shares at $.01 on September 29, 2006) and to Mr. Brad Prystupa (1,000,000 shares at $.01 on September 29, 2006).

DESCRIPTION OF BUSINESS

Business Development

Cytta, Corp. was incorporated in the State of Nevada on May 30, 2006, and our fiscal year-end is September 30th. The company's administrative offices are located at 710 West 16th Avenue, Vancouver, British Columbia, Canada, V5Z 1S7 the telephone number is (604) 760-4440.

Cytta, Corp. has no revenues or operations, and has only limited cash on hand. We have sustained losses since inception and rely solely upon the sale of securities and loans from our corporate officers and directors for funding.

Cytta has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding. Cytta, its directors, officers, affiliates and promoters have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

Cytta Corp. is a web based service provider in which general contractors in local areas can market their services and users of their services can search for contractors in their area and post remarks regarding timeliness, quality, and any other positive or negative feedback regarding their experience or quality of craftsmanship with that particular contractor. It will allow users of this service to find reputable and quality contractors and it will give contractors a way to build business through referrals outside of their immediate network not currently available to them. We will accomplish this goal by creating a user friendly website whereby contractors will purchase advertising within their area of expertise and customers of those services will be able to search for a contractor.

We have concluded that a minimum capital investment of $60,000 or the sale of 50% of this offering is required in order to develop a user friendly workable website. However, in order to effectively develop our business plan, we feel that at least $120,000 or 100% of this offering is required.

Cytta anticipates that it will take the first six months of the first year in order to complete this offering at which time we will contract out development of the website, advertise for and source customers to purchase advertising. We anticipate that development of the website will take approximately three months and sourcing customers will begin upon completion of the website. As such, we expect to generate revenues from advertising in the last two months of the first year.

Our primary focus is to attract the very best contractors and allow them to grow their businesses and get a premium price for providing outstanding service and quality of craftsmanship.

Distribution Methods

We will offer our services to contractors via our website www.greattradespeople.com.

Status of Publicly Announced New Products or Services

Cytta currently has no new publicly announced products or services.

Competitive Business Conditions and Strategy; Cytta 's Position in the Industry

Cytta intends to establish itself as a competitive company in an already existing online advertising market. Cytta's main competitors will be classified and less specific websites such as craigslist.

Our strategic approach is to offer a promoted industry specific service and advertising dedicated to the home renovation and/or construction sector.

Sources and Availability of Raw Materials and Names of Principal Suppliers

Cytta will be selling ad space on our own website www.greattradespeople.com and therefore we do not have any principal suppliers.

Dependence on one or a few major customers

Cytta's business plan is dependent upon finding customers who are all located in a single industry concentrating initially on major US cities of a population of 3,000,000 or more.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent, trademark, or product license. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because our services will result in the distribution of advertisements over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Research and Development Activities and Costs

Cytta plans to development its website www.greattradespeople.com, which will be used to promote its services and allow our customers to promote their services. Should we raise the minimum or maximum we expect to spend $15,000.

Compliance with Environmental Laws

There are no special environmental laws for offering advertising services on the internet.

Number of Employees

Cytta has no employees. The officers and directors are donating their time to the development of the company, and intend to do whatever work is necessary in order to bring us to the point of earning revenues. We have no other employees, and we will not hire any employees until the business generates revenue.

Reports to Security Holders

Cytta will voluntarily make available an annual report including audited financials on Form 10-K or Form 10-KSB to security holders. Upon registration of the shares sold under this Prospectus, we will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K or 10-KSB, and quarterly reports on Form 10-Q or 10-QSB.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other electronic information regarding Cytta and filed with the SEC at http://www.sec.gov.

PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Cytta Corp.

Cytta is a development stage company that has no operations, no revenue, no financial backing and limited assets. Our plan is to develop a web based advertising service to provide contractors with opportunity to grow their businesses and get a premium price for providing outstanding service and quality of craftsmanship. End users will have the ability to hire or choose a contractor with the aid of reviewing information available from other customers that have used those contractors services.

We will start operations by contracting out the development of the website, provided we have raised the required minimum of $60,000 or the sale of 50% of this offering before we will consider the financing to be sufficient to hire a developer and begin development of the website.

Below we have provided a chart that demonstrates how we intend to use the proceeds in the event we do not raise the entire $120,000 we are seeking from this offering. As indicated in the chart, the number of servers we can buy and the amount of marketing services we can purchase depends upon the amount of capital we are able to raise from this offering.

If we raise only $60,000 or 50% of this offering, we estimate that this would provide enough capital to purchase one computer server and marketing services to begin searching for contractors to advertise on the site.

If we raise $120,000 or 100% of this offering, we estimate that we would have enough funds to purchase three computer servers and have additional funds to invest in further advertising avenues.

Here's how we intend to allocate the capital raised from this offering if we raise 50% or 100% of the funds we are seeking:

Expenditure Item	50%	100%
Computer Servers	5,000	15,000
Web Development	15,000	15,000
Advertising and Promotion	20,000	70,000
Professional Fees	15,000	15,000

As of September 30, 2006, Cytta has approximately $19,993 cash. For preparing this prospectus, it is estimated that we will need to spend approximately $7,500. The above chart has been prepared with the view that we do not have any cash on hand.

During the first year of operations, the 12 month period from the date of this prospectus, Cytta will concentrate on finding the required investment capital, apply to get its common stock listed on a national exchange, develop its website, find advertisers, and market those services offered by our customers.

It is our intention to use this Prospectus to raise the entire $120,000 as permitted under this offering. We have prepared the above chart based on the assumption that the ideal amount required in order to develop the business over the course of the next 12 months is $120,000 or 100% of this offering. The chart also demonstrates how we intend to use the proceeds should we raise only $60,000 (50%) of this offering. We will require at least $60,000 or 50% of this offering before we feel confident in allocating money towards the purchase of a server and development of the website.

However, in order to more fully develop our business plan, we feel that we will require $120,000 or 100% of the offering in order to pursue further advertising avenues to achieve growth beyond our immediate and approachable network of contractors.

It is anticipated that it will take the first six months of the first year in order to complete this offering at which time we will contract out development of the website, advertise for and source customers to purchase advertising. We anticipate that development of the website will take approximately three months and sourcing customers will begin upon completion of the website. As such, we expect to generate revenues from advertising in the last two months of the first year.

Upon raising the minimum amount of $60,000, we will purchase one computer server and contract out the development of the website.

Once we have completed development of the website we will begin to source contractors. We will advertise for them through trade magazines and source other industry related websites and approach them to engage in co-marketing agreements. Once we achieve a minimum of 10 contractors in a local market we will release the website as a live interactive platform. We will work on two geographical markets at one time. We will not purchase a computer server or begin development of the website until after the close of this offering.

In the event that we are unable to raise the minimum $60,000 that we seek from this offering, the total amount of funds raised will be returned to the investors and we will endeavor to proceed with our plan of operations by self-financing through contributions from the officers and directors. While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Cytta.

During the first year of operations, our officers and directors will also provide their labor at no charge. We do not anticipate hiring any staff during the first 12 months of operation. The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to cover the general operating costs for the next 12 months, fund the completion of this offering and apply for an exchange listing.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, it will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we do not raise all of the money we need from this offering to proceed with the implementation of our business plan, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. Equity financing could result in additional dilution to existing shareholders. If we are unable to meet our needs for cash from either the money that we raise from this offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the term covered by this prospectus. There are also no plans or expectations to acquire or sell any plant or significant equipment in the first year of operations.

Description of Expenditures

The following chart details our budget for expenditures for the twelve month period following the date of this prospectus. It is based on the assumption that we will raise the entire $120,000 or 100% of the funds that we seek from this offering. Please refer to the Plan of Operation in the Management Discussion and Analysis found in Item 2 of this prospectus, which explains how the funds will be allocated in the event that we do not raise the total amount of funds we are trying to raise.

Expenditure Item	Amount
Computer Servers	15,000
Web Development	15,000
Advertising & Promotional Materials	70,000
Professional Fees	15,000
Office and Miscellaneous Expenses	10,000
Total	$120,000

The above expenditures are defined as follows:

Computer Servers: This item refers to the amount of money that we will spend on the actual purchase of three computer servers including set-up.

Website Development: This item refers to the fees that will be paid to the software developer to develop the website and all the functionality necessary for our customers to have the ability to make comments about there experience with said tradesperson.

Advertising and Promotion: This item refers to the cost of advertising our services using trade magazines, purchasing online ads visited by contractors and source other industry related websites and approach them to engage in co-marketing agreements.

Professional Fees: This item refers to all legal services and accounting fees that will be incurred by the company.

Office and Miscellaneous Expenses: These are the costs of operating our offices including telephone services, mail, stationary, accounting, acquisition of office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

DESCRIPTION OF PROPERTY

Cytta's principal place of business and corporate offices is located at 710 West 16th Avenue, Vancouver, British Columbia, Canada, V5Z 1S7 the telephone number is 604-729-1207. The office is the principle residence of Chad Rutherford and the Company does not pay any rent. We have no intention of finding another office space to rent during the development stage of the company.

Cytta does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 30 2006, 1,000,000 shares of Cytta's common stock were issued to Chad Rutherford, an officer and director of the company, in exchange for $.005 per share, or a total of $5,000 and on September 29, 2006. 1,000,000 shares of Cytta's common stock were issued to Mr. Rutherford in exchange for $.01 per share, or a total of $10,000 in cash. On September 29, 2006, 1,000,000 shares of Cytta's common stock were issued to Brad Prystupa, an officer and director of the company, in exchange for $.01 per share, or a total of $10,000 in cash.

As at September 30, 2006, the Company owed Chad Rutherford, a director and officer of the company $1,375. This balance is non-interest bearing and is due on demand.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

- - contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

- - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- - contains a toll-free telephone number for inquiries on disciplinary actions;

- - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

- the bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

EXECUTIVE COMPENSATION

Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

In addition, none of our officers, directors or employees is party to any employment agreements.

FINANCIAL STATEMENTS

Our fiscal year end is September 30. We intend to provide annual reports, including audited financial statements prepared by an Independent Chartered Accountants, to our stockholders. Our financial statements for the period from inception to the period ended September 30, 2006, audited by Moore & Associates, Chartered Accountants and Advisors, immediately follow.

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Cytta Corp. (A Development Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Cytta Corp. (A Development Stage Company) as of September 30, 2006, and the related statements of operations, stockholders' equity and cash flows from inception May 30, 2006, through September 30, 2006, and the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cytta Corp (A Development Stage Company) as of September 30, 2006 and the results of its operations and its cash flows from inception May 30, 2006, through September 30, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company's net losses and accumulated deficit of $3,032 as of September 30, 2006 raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

November 17, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

	Cytta Corp.		Statement 1
	(A Development Stage Company)
	Balance Sheet
		As at September 30
		2006
ASSETS
Current Assets
Cash		19,993
Prepaid expenses		4,850
Total Current Assets		24,843

Fixed Asstes
Total Fixed Assets		0

Total Assets		24,843

LIABILITIES
Current Liabilities
Account Payables		0
Accrued Liabilities		1,500
Due to shareholder		1,375
Total Current Liabilities		2,875

Long term Liabilities		0

Total Liabilities		2,875

STOCKHOLDER'S EQUITY
Capital Stock (Note 4)
100,000,000 Common Shares Authorized, 100,000,000 Preferred Shares Authorized, 3,000,000 Common Shares Issued and Oustanding		3,000
Additional Paid in Capital		22,000
Deficit accumulated during the development stage - Statement 3		(3,032)
Total Stockholders Equity - Statement 3		21,968

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY		24,843

The accompanying notes are an integral
part of these financial statements.

	Cytta Corp.		Statement 2
	(A Development Stage Company)
	Statement of Loss
		From Inception (May 30, 2006) to September 30
		2006
Revenue		0

Expenses

General and Administrative Expenses		3,032
Total Expenses		3,032

Other Income (expenses)
		0

Net Loss		(3,032)

Basic & Diluted (Loss) per Share		(0.001)

Weighted Average Number of Shares		764,228

The accompanying notes are an integral
part of these financial statements.

Cytta Corp.
	(A Development Stage Company)				Statement 3
STATEMENT OF STOCKHOLDER'S EQUITY
From Inception (May 30, 2006) to September 30, 2006
	Common Stock			Deficit	Total
	Shares	Amount	Additional	Accumulated	Equity
			Paid in	During
			Capital	Development
				Stage
Common shares issued to an Officer and a Director at $0.005 cash per share	1,000,000	1,000	4,000	0	5,000
Common shares issued to two Officers and Directors at $0.01 cash per share	2,000,000	2,000	18,000	0	20,000

Net (Loss) for period	0	0	0	(3,032)	(3,032)
Balance, September 30, 2006	3,000,000	3,000	22,000	(3,032)	21,968

The accompanying notes are an integral
part of these financial statements.

	Cytta Corp.		Statement 4
	(A Development Stage Company)
	Statement of Cash Flows
		From Inception (May 30, 2006) to September 30,
		2006
Cash Flow From Operating Activities
Net Income (Loss)		(3,032)
Prepaid Expenses		(4,850)
Accrued Liabilities		1,500
Net Cash from Operating Activities		(6,382)

Net CashAfter Operating Activities.		(6,382)

Cash Flow From Investing Activities
Net Cash from Investing Activities		0

Net Cash after Operating and Financial Activities		(6,382)

Cash Flow from Financing Activities
Issuance of Capital Stock		25,000
Advances from Related Party		1,375
Net Cash from Financing Activities		26,375

Net Cash After Operating, Financial and Investing Activities.		19,993

Cash at Beginning of Period		0
Cash at end of Period		19,993

The accompanying notes are an integral
part of these financial statements.

CYTTA CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(September 30, 2006)

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Cytta Corp., (A Development Stage Company) was incorporated on May 30, 2006 under the laws of the State of Nevada. It is located in Vancouver, British Columbia, Canada.

The Company is a development stage company that intends to develop and operate a website whereas trades/contractors can offer their services. To date, the Company's activities have been limited to its formation and the raising of equity capital. At present, management is devoting most of its activities to getting an SB-2 Registration Statement declared effective.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

a. Basis of Presentation

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

b. Fiscal Periods

The Company's fiscal year end is September 30.

c. Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d. Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

e. Fair Value of Financial Instruments and Derivative Financial Instruments

The Company has adopted Statement of Financial Accounting Standards ("SFAS") Number 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments." The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item. Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgement, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

f. Segmented Reporting

SFAS Number 131, "Disclosure About Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The company presently operates only in Mexico.

g. Federal Income Taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

h. Earnings (Loss) per Share

The Company has adopted Financial Accounting Standards Board ("FASB") Statement Number 128, "Earnings per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

i. Foreign Currency Transactions

The Company's functional and reporting currency is the U.S. Dollar. All transactions initiated in other currencies are translated to U.S. Dollars in accordance with SFAS No. 52 as follows:

(i) Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date;

(ii) All other assets and liabilities at historical rates; and

(iii) Revenue and expense items at the average rate of exchange prevailing during the year.

Exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholders' equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

No significant realized exchange gains or losses were recorded from inception (May 30, 2006) to September 30, 2006.

j. Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during the reported fiscal period.

k. Stock-Based Compensation

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment", which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees' requisite service period (generally the vesting period of the equity grant). The Company accounts for share-based payments to non-employees, in accordance with SFAS 123 (as originally issued) and Emerging Issues Task force Issue No 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

l. Comprehensive Income (Loss)

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. From inception (May 30, 2006) to September 30, 2006, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss from inception (May 30, 2006) to September 30, 2006.

The Company has no revenues from inception (May 30, 2006) to September 30, 2006 and has paid expenses of $3,032 during the same period.

In accordance with FASB/ FAS 142 option 12, paragraph 11 "Intangible Assets Subject to Amortization", a recognized intangible asset shall be amortized over its useful life to the reporting entity unless that life is determined to be indefinite. If an intangible asset has been has a finite useful life, but the precise length of that life is not known, that intangible asset shall be amortized over the best estimate of its useful life. The method of amortization shall reflect the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up. If that pattern cannot be reliable determined, a straight-line amortization method shall be used. An intangible asset shall not be written down or off in the period of acquisition unless it becomes impaired during that period.

m. Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will consist of plant sales income and will be recognized only when all of the following criteria have been met:

(i) Persuasive evidence for an agreement exists;

(ii) Delivery has occurred;

(iii) The fee is fixed or determinable; and

(iv) Revenue is reasonably assured.

NOTE 3. INCOME TAXES:

The Company has incurred operating losses of $3,032, which if utilized, will expire in 2026. Future tax benefits, which may arise as a result of these loses, have not been recognized in these financial statements, and have been off set by a valuation allowance.

Details of future income tax assets are as follows:

2006
Cumulative Net Operating Loss (from inception to March 31, 2006)	$3,032
Statutory Tax Rate - (combined federal and state tax rate)	34%
Deferred Tax Asset	1,031
Valuation Allowance	(1,031)
Net Deferred Tax Asset	$-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carry forwards is determined not to be "more likely than not," a valuation allowance is provided to reduce the recorded tax benefits from such assets.

The Company has filed no income tax returns since inception.

NOTE 4. CAPITAL STOCK

Authorized Stock:

The Company has authorized 100,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

The Company has also authorized 100,000,000 preferred shares with a par value of $0.001 per share.

b) Share Issuance:

Since the inception of the Company (May 30, 2006) to September 30, 2006, the Company issued 1,000,000 common shares at $0.005 per share and 2,000,000 common shares at $0.01 per share for total proceeds of $25,000 being $3,000 for par value shares and $22,000 for additional paid in capital. These shares were issued to directors and officers of the Company.

There are no preferred shares outstanding. The Company has issued no authorized preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 5. RELATED PARTY TRANSACTIONS

Except as disclosed elsewhere in the financial statements, related party transactions are as follows:

As of September 30, 2006, the Company was obligated to a director and officer, and a shareholder, for a non-interest bearing demand loan with a balance of $1,375.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at September 30, 2006, the Company has a loss from operations of $3,032, an accumulated deficit of $3,032, and working capital of $21,968 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2007.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

In response to these problems, management has planned the following actions:

The Company is planning to file an SB-2 Registration Statement with the United States Securities Exchange Commission to offer up to 6,000,000 common shares at $0.02 per share for gross proceeds of up to $120,000.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7. NEW ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151 Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense,

freight, handling costs, and wasted material (spoilage).   Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges. . . . "   This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal."  In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.   The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153 Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged.   The guidance in that Opinion, however, includes certain exceptions to the principle.  This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.   A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 - Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Dealer Prospectus Delivery Obligation

"Until February 19, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."